Exhibit 99.2

News Release
Contacts:
Investors:
Julie MacMedan, VP, Investor Relations
Tailored Brands, Inc
(281) 776-7575
ir@tailoredbrands.com

Media:
Dan Katcher / Tim Lynch / Aaron Palash
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
For Immediate Release

TAILORED BRANDS ANNOUNCES LEADERSHIP TRANSITION

-- Doug Ewert to Retire as CEO at End of September --

-- Dinesh Lathi Appointed Executive Chairman Effective Immediately --

-- Theo Killion Appointed Lead Independent Director --

-- Bruce Thorn Resigns as President and Chief Operating Officer
to Pursue Another Opportunity --

FREMONT, CA – August 28, 2018 – Tailored Brands, Inc. (NYSE: TLRD) today reported that Doug Ewert has announced his intention to retire as Chief Executive Officer and as a member of the Company’s Board, effective September 30, 2018. Dinesh Lathi, Non-Executive Chairman of the Board, has been appointed Executive Chairman, effective immediately. In light of Mr. Lathi’s new role, the Board appointed Theo Killion as lead independent director. To ensure an orderly transition, Mr. Ewert will serve as a strategic advisor to the Company until the end of the calendar year. The Board will initiate a comprehensive search process to identify a successor CEO.

The Company also announced that Bruce Thorn resigned from his position as President and Chief Operating Officer, effective August 31, 2018. Mr. Thorn informed the Company that he is resigning to pursue another opportunity.

Mr. Ewert said, “It has been my privilege to lead the Tailored Brands team and I am proud of everything that we have accomplished. During my tenure as CEO we have grown revenues from $2.4 billion to $3.3 billion and built the custom suit business into a driver of sales and profitability.   We have a compelling business with brands that can win in today’s market and I believe that now is the right time to begin the succession process to hand over the reins to new leadership. I am eager to work with the Board and management team to ensure a smooth transition and I look forward to my next chapter.  I would also like to thank Bruce for his contributions as he begins the next phase of his career.”

Mr. Lathi said, “I’d like to personally thank and acknowledge Doug for his more than two decades of leadership and dedication. At this important time for Tailored Brands, I am honored to take on the role of Executive Chairman and look forward to working closely with the Board and management team. Our leading market position is the result of our employees’ focus on delighting the customer. As Executive Chairman, I’ll be focused on creating shareholder value by ensuring our employees are empowered and equipped to compete for and win customers in a rapidly evolving landscape.”

Mr. Killion, said, “On behalf of the Board and the entire Tailored Brands family, I would like to express our appreciation for everything Doug has accomplished. The Company’s well-recognized brands, growing omni-channel capabilities and experienced employees provide a strong foundation, and the Board is confident we will find the right candidate to help us further accelerate the pace at which we consistently innovate to delight our customers. We are pleased that Dinesh has agreed to serve as Executive Chairman while the Board conducts a comprehensive search to find a permanent successor. We believe his track record of building high performance teams that deliver customer focused innovation will help us to continue to strengthen our leadership position in the marketplace.”

In a separate announcement issued today, the Company provided a preliminary estimate for fiscal 2018 second quarter earnings per share.

About Doug Ewert

Mr. Ewert joined the Company in 1995 and has served as Chief Executive Officer since June 2011. Previously he served the Company in various leadership roles, including General Merchandise Manager, Senior Vice President –Merchandising, Executive Vice President and Chief Operating Officer of K&G, Executive Vice President and Chief Operating Officer of the Company, and President.

About Dinesh Lathi

Mr. Lathi was elected to the Tailored Brands Board of Directors in March 2016 and was appointed Non-Executive Chairman in March 2017. He is also a member of the Board of Directors of Five Below, Inc. He was the Chief Executive Officer of One Kings Lane, Inc. from April 2014 until its June 2016 sale to Bed Bath & Beyond. Mr. Lathi spent seven years in various senior executive roles at eBay, Inc and eight years in investment banking and private equity.

About Theo Killion

Mr. Killion has served on The Tailored Brands Board since June 2017, where he is a member of the Nominating and Governance Committee as well as Compensation Committee Chair. He previously served on the Boards of Express Inc. where he was a member of the Compensation Committee and Nominating and Governance Committee, and Libbey, Inc. where he served on the Audit Committee and Compensation Committee. Mr. Killion was the Chief Executive Officer of The Zale Corporation from 2010 to 2014 and he has over 40 years of experience in operating roles at such iconic retailers as Tommy Hilfiger, Limited Brands, The Home Shopping Network and Macy’s.

About Tailored Brands, Inc.

As the leading specialty retailer of men’s tailored clothing and largest men’s formalwear provider in the U.S. and Canada, Tailored Brands helps men love the way they look for work and special occasions.  We serve our customers through an expansive omni-channel network that includes over 1,400 stores in the U.S. and Canada as well as our branded e-commerce websites.  Our brands include Men’s Wearhouse, Jos. A. Bank, Joseph Abboud, Moores Clothing for Men and K&G.  We also operate an international corporate apparel and workwear group consisting of Dimensions, Alexandra and Yaffy in the United Kingdom and Twin Hill in the United States.

For additional information on Tailored Brands, please visit the Company’s websites at www.tailoredbrands.com, www.menswearhouse.com, www.josbank.com,  www.josephabboud.com, www.mooresclothing.com, www.kgstores.com, www.dimensions.co.uk, www.alexandra.co.uk and www.twinhill.com.

This press release contains forward-looking information, including the Company’s statements regarding its ability to create shareholder value and its ability to strengthen its leadership position in the marketplace. In addition, words such as “expects,” “anticipates,” “envisions,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “projections,” and “business outlook,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements that we make herein are not guarantees of future performance and actual results may differ materially from those in such forward-looking statements as a result of various factors. Factors that might cause or contribute to such differences include, but are not limited to: actions or inactions by governmental entities; domestic and international macro-economic conditions; inflation or deflation; the loss of, or changes in, key personnel; success, or lack thereof, in formulating or executing our internal strategies and operating plans including new store and new market expansion plans; cost reduction initiatives and revenue enhancement strategies; changes in demand for clothing or rental product; market trends in the retail business; customer confidence and spending patterns; changes in traffic trends in our stores; customer acceptance of our merchandise strategies, including custom clothing; performance issues with key suppliers; disruptions in our supply chain; severe weather; foreign currency fluctuations; government export and import policies; advertising or marketing activities of competitors; the impact of cybersecurity threats or data breaches and legal proceedings.

Forward-looking statements are intended to convey the Company’s expectations about the future, and speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable law. However, any further disclosures made on related subjects in our subsequent reports on Forms 10-K, 10-Q and 8-K should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all written or oral forward-looking statements that are made by or attributable to us are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

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